Exhibit 10.3

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Loan Agreement”) is made and entered into as of May 21, 2026 (the “Effective Date”), among MIN GAN ZHE INVESTMENT LIMITED, a Hong Kong corporation (“Lender”), Vestand Inc., a Delaware corporation (“Borrower”), and Vestand Korea Co., Ltd. (“Vestand Korea”) with respect to the following:

RECITALS

WHEREAS, pursuant to a Financing Agreement dated May 21, 2026 (the “Financing Agreement”), the Lender has agreed to make the loan described in this Loan Agreement on the terms and conditions set forth in this Loan Agreement; and

WHEREAS, Lender and Borrower agreed pursuant to the Financing Agreement that the loan created by this Loan Agreement shall not be convertible into any shares of capital stock or other equity securities of the Borrower, and shall be secured by a loan receivable owing to the Borrower, including the principal and interest, pursuant to that certain loan agreement, dated October 10, 2025, between the Borrower and Vestand Korea.

NOW, THEREFORE, in consideration of the covenants and agreements of the parties set forth in this Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows.

ARTICLE I

DEFINITIONS

Unless a particular word or phrase is otherwise defined or the context requires otherwise, capitalized terms used in this Loan Agreement shall have the meanings set forth below:

1.1. Business. The term “Business” shall mean the business operations of the Borrower.

1.2. Business Day. The term “Business Day” shall mean any day on which banks are open for business in Orange County, California, other than Saturdays, Sundays, and legal holidays designated by federal law.

1.3 Collateral. The term “Collateral” shall mean that loan receivable owing to the Borrower, including the principal and interest, pursuant to that certain loan agreement dated October 10, 2025, between the Borrower and Vestand Korea.

1.4. Effective Date. The term “Effective Date” shall mean the date set forth in the preamble of this Agreement.

1.5. Exchange Act shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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1.6. Event of Default. The term “Event of Default” shall have the meaning set forth in Article 6 of the Loan Agreement.

1.7. Financing Agreement shall have the meaning ascribed to such term in the Recitals.

1.8. Loan Documents. The term “Loan Documents” means all documents executed by Borrower for the benefit of the Lender in connection with the Loan (as defined below). The term “Loan Documents” includes, but is not limited to, this Loan Agreement, the Promissory Note, the Security Agreement, any other agreement designated in writing as a “Loan Document” by Borrower and the Lender, and any future amendments or modifications hereto or thereto.

1.9. Nasdaq means The Nasdaq Stock Market LLC.

1.10. Obligations. The term “Obligations” means the Borrower’s obligation to pay to the Lender (a) any and all sums due the Lender under the Loan or otherwise under the terms of the Loan Documents; (b) in the event of any proceeding to enforce the collection of the Obligations, or any of them, after an Event of Default, the reasonable expenses of any exercise by the Lender of their rights, together with reasonable attorneys’ fees, expenses of collection, and court costs, as provided in the Loan Documents; and (c) any other indebtedness or liability of Borrower to the Lender, whether direct or indirect, absolute or contingent, now or hereafter arising, under the Loan Documents.

1.11. Principal Balance. The term “Principal Balance” means the outstanding principal balance under the Loan or the Promissory Note from time to time, as evidenced in the Lender’s account ledger on which the Principal Balance and all payments relating to the Loan shall be entered, which account ledger will be definitive as to the amounts outstanding absent manifest error.

1.12. Promissory Note. The term “Promissory Note” means the promissory note in form and substance as attached hereto as Exhibit A (the “Note”).

1.13. SEC means the United States Securities and Exchange Commission.

1.14. SEC Documents means all reports, schedules, forms, statements, and other documents filed under the Securities Act and the Exchange Act by the Borrower with the SEC to the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein.

1.15. Securities Act shall have the meaning ascribed to such term in the Securities Act of 1933, as amended.

1.16. Security Agreement. The term “Security Agreement” means the security agreement in form and substance as attached as Exhibit B hereto.

1.17. Transaction Documents means this Loan Agreement, the Financing Agreement, the Securities Purchase Agreement contemplated by the Financing Agreement, and any other documents related to the transactions contemplated by this Loan Agreement.

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ARTICLE II

TERMS OF THE LOAN

2.1. Nature of Facility; Use of Proceeds. Subject to the terms and conditions of the Loan Documents, including all conditions precedent set forth in Article 5, the Lender agrees to lend to Borrower and Borrower agrees to borrow from the Lender funds in the aggregate principal amount of $500,000 (the “Loan”). The duties and obligations of Borrower to repay the Loan shall be evidenced by this Loan Agreement, the Promissory Note, and the Security Agreement. In the event of any conflict in the terms of the Loan Agreement, the Promissory Note, or the Security Agreement, the terms of this Loan Agreement shall govern. The Loan shall be secured as provided in the Security Agreement. Borrower intends to use the proceeds for working capital, audit costs, costs for reporting with the SEC, Nasdaq compliance costs, operating expenses, payment of professional fees, debt obligations, and other general corporate purposes, as approved by the Borrower’s management and its Board of Directors.

2.2. Loan Term. The Loan term (the “Term”) shall commence from the Effective Date until November 10, 2026 (the “Maturity Date”).

2.3. Interest Rate. The Principal Balance of all monies advanced by Lender under the Loan shall bear interest at a rate equal to 8% per annum compounded annually on the basis of a 365-day year, commencing on the Effective Date (the “Interest Rate”).

2.4. Calculation of Interest. Interest shall accrue on the Loan on the basis of a 365-day year. Borrower agrees that any calculation of amounts accruing hereunder at the Interest Rate shall in each instance be made by the Lender and shall, if determined in good faith, be conclusive and binding on Borrower in the absence of manifest error.

2.5. Payment. Payments received by Lender pursuant to the terms hereof shall be applied in the following manner: first, to the payment of all expenses, charges, late payment fees, costs and fees incurred by or payable to Lender and for which Borrower is obligated pursuant to the terms of this Loan Agreement, second, to the payment of all interest accrued to the date of such payment; and third, to the payment of the Principal Balance.

2.6. Prepayment. Borrower shall have the right to prepay all or any portion of the Loan outstanding at any time prior to the Maturity Date without premium or penalty.

2.7. Non-Convertible Nature of Loan. Lender and Borrower acknowledge and agree that the Loan shall not be convertible into any shares of capital stock or other equity securities of the Borrower.

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2.8. Collateral. The Loan shall be secured by the Collateral. Vestand Korea acknowledges and agrees to the Lender’s pledge of the Collateral as security for the Loan. Vestand Korea further agrees to execute all documents and agreements, and to make or cause to be made all filings, registrations, notices, and reports, in each case as may be necessary or advisable under applicable law to give effect to the transfer of rights to the Collateral to the Lender upon the Borrower’s default, including any filings required by governmental authorities or corporate registries. Vestand Korea executes this Loan Agreement solely for the purpose of acknowledging and agreeing to the obligations set forth in this Section 2.8.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BORROWER

To induce the Lender to make the Loan and to enter into the Loan Documents, Borrower makes the following representations and warranties, which shall be true and correct as of the date hereof and throughout the term of this Loan Agreement:

3.1. Status of Borrower; Power and Authority. Borrower is a corporation duly formed, validly existing, and in good standing under the laws of the State of Delaware. Borrower has the power to borrow and to execute, deliver, and carry out the terms and provisions of the Loan Documents. Borrower has taken or caused to be taken all necessary action to authorize the execution, delivery, and performance of the Loan Documents and the borrowing thereunder.

3.2. No Conflicts or Defaults. Borrower’s entry into this Loan Agreement and the other Loan Documents will not immediately, or with the passage of time, the giving of notice, or both, (a) violate the provisions of the Articles of Incorporation or Bylaws of Borrower; (b) violate any governmental laws or regulations applicable to Borrower; (c) result in a material default under any material contract, agreement, or instrument to which Borrower is a party; or (d) result in the creation or imposition of any security interest in, or lien, charge, or encumbrance on, any of Borrower’s assets.

3.3. Validity, Binding Nature, and Enforceability of the Loan Documents. The Loan Documents executed by Borrower constitute the legal, valid, and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors’ rights.

ARTICLE IV

BORROWER’S COVENANTS

4.1. Affirmative Covenants. Borrower covenants and agrees that, during the Term of the Loan and while any Obligations are outstanding and unpaid, to perform all the acts and promises required by the Loan Documents and all the acts and promises set forth in Sections 4.1(a) through 4.1(c).

(a) Payment and Performance. Borrower shall pay and perform all Obligations in full when and as due under the terms of the Loan Documents (taking into account notice requirements and applicable grace periods, if any), time being strictly of the essence.

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(b) Maintenance of Status. Borrower shall take all necessary steps to preserve its existence as a corporation, including, but not limited to, the payment and discharge of all taxes, assessments, and other governmental charges on Borrower or its assets before the date on which interest and penalties attach thereto. Borrower shall not materially change, dissolve, or liquidate the corporation, or the nature of its Business or operations during the term of the Loan as such Business and operations exist as of the Effective Date, without the prior written consent of the Lender and except as previously disclosed to the Lender in writing.

(c) Further Assurances. Borrower agrees to execute such other and further documents as may from time to time, in the reasonable opinion of the Lender, to be necessary to perfect, confirm, establish, reestablish, continue, or complete the purposes and intentions of this Loan Agreement.

4.2. Negative Covenants. The Borrower covenants and agrees that, without the Lender’s prior written consent, from and after the Effective Date and until all the Obligations are paid in full:

(a) Fundamental Changes. Borrower shall not, directly or indirectly, by operation of law or otherwise, merge or consolidate with any Person, liquidate, wind-up, or dissolve itself (or suffer any liquidation or dissolution), or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person (it being acknowledged and agreed that any transaction previously disclosed to the Lender shall not constitute a sale of all or substantially all of Borrower’s assets). For purposes of this Section 4.2(a), “Person” means an individual, corporation, business trust, estate, trust, partnership, association, joint venture, or other legal or commercial entity.

(b) Acquisitions. Borrower shall not make any acquisition of businesses if an Event of Default has occurred and is continuing hereunder at the time of such acquisition.

(c) Other Agreements. Except in connection with the prepayment in full of the Obligations, Borrower shall not enter into any agreement containing any provision that would be violated or breached by the performance of its obligations under this Loan Agreement or under any of the Loan Documents.

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ARTICLE V

REQUIRED DOCUMENTS

As a condition precedent to all duties and obligations of the Lender under the Loan Documents, Borrower shall have delivered to the Lender the following:

5.1. Authorizations. A copy of any consents and authorizations adopted by Borrower and its Board of Directors in a form reasonably acceptable to the Lender, authorizing the transactions contemplated by this Loan Agreement and appointing an authorized signatory or signatories to execute all Loan Documents and any other documents connected with the Loan.

5.2. Executed Loan Documents. Executed originals of the Promissory Note, the Security Agreement, and all other Loan Documents.

5.3. Other Documents. Such other documents as the Lender reasonably may require.

ARTICLE VI

EVENTS OF DEFAULT

In addition to any occurrences described as an Event of Default in the other Loan Documents, the matters described in Sections 6.1 through 6.8 shall constitute Events of Default and shall entitle the Lender to exercise the rights and remedies under Article 7 and under the other Loan Documents.

6.1. Failure to Pay. Upon written notice from the Lender of Borrower’s failure to pay any sum of money owed to the Lender in connection with the Obligations, whether principal or interest, as provided in the Loan Documents, on or before the close of business for the Lender on the tenth Business Day after the date when due, time being strictly of the essence.

6.2. Failure of Warranty or Representation to be True. The failure of any representation or warranty provided by Borrower in the Loan Documents to be materially true.

6.3. Failure to Perform Affirmative Covenants; Violation of Negative Covenants. Borrower’s failure to perform any of the affirmative covenants provided in Section 4.1 or Borrower’s violation of any of the negative covenants set forth in Section 4.2; provided that such failure has continued for 30 calendar days after receipt of written notice thereof from the Lender.

6.4. Default Under Loan Documents. Borrower’s breach of any of the material terms, covenants, or conditions set forth in the Loan Documents; provided that such breach has continued for 30 calendar days after receipt of written notice thereof from the Lender. The parties expressly understand and agree that a breach or default by Borrower under any of the Loan Documents and the expiration of all applicable cure periods shall be a breach or default by Borrower under all of the Loan Documents.

6.5. Judgments. Borrower’s suffering uninsured final judgments for payment of money in a material amount (considering Borrower’s then current financial condition and the amount of the Principal Balance then outstanding), individually or in the aggregate, and Borrower’s failure to discharge the same within a period of 60 days, unless execution has been effectively stayed, whether by appeal, the posting of a bond, or otherwise.

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6.6. Borrower’s Involuntary Bankruptcy. Entry of a decree or order for relief, by a court having jurisdiction, against or with respect to Borrower in an involuntary case (or the failure of any such case to be dismissed within 90 days of its commencement) under federal bankruptcy laws or any state insolvency or similar laws requiring (a) the liquidation of Borrower; (b) a reorganization of Borrower or the Business; or (c) the appointment of a receiver, liquidator, assignee, custodian, trustee, or similar official for Borrower.

6.7. Borrower’s Voluntary Bankruptcy. Borrower’s (a) commencement of a voluntary case under federal bankruptcy laws or any state insolvency or similar laws; (b) consent to the appointment for taking possession by a receiver, liquidator, assignee, custodian, trustee, or similar official for Borrower of any of its property; (c) making any assignment for the benefit of creditors; or (d) failing generally to pay its debts as they become due, either as to the amount of such debts or the number of such debts.

6.8. Dissolution. Borrower’s commencement or becoming the subject of any dissolution proceedings; undertaking any action for the purpose of dissolving and winding up Borrower; or resolving to take or taking any action for the purpose of surrendering any right, license, franchise, or other incident of Borrower’s existence.

ARTICLE VII

REMEDIES

7.1. Lender’s Specific Rights and Remedies. Upon the occurrence and during the continuance of any Event of Default, the Lender, in addition to any and all rights provided by law or equity, may:

(a) Accelerate and call due the unpaid Principal Balance of the Loan, and all accrued interest and other sums due thereunder;

(b) File suit against Borrower; or

(c) Exercise all other rights and remedies provided by this Loan Agreement or the other Loan Documents.

7.2. Collection Costs. If suit or action is instituted to enforce any of the terms of this Loan Agreement or of any other Loan Documents, the prevailing party shall be entitled to recover from the other party its attorneys’ fees and costs in addition to all other sums provided by law.

7.3. Notice of Default. The Lender shall provide Borrower with: (a) ten Business Days’ prior written notice and an opportunity to cure any default arising from Borrower’s failure to satisfy a payment obligation under the Loan Documents; and (b) 30 Business Days’ prior written notice and an opportunity to cure any other act or omission constituting an Event of Default under the Loan Documents. Notwithstanding anything to the contrary stated herein, Borrower shall not be entitled to any notice or opportunity to cure any of the Events of Default described in Sections 6.6, 6.7, and 6.8.

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ARTICLE VIII

GENERAL PROVISIONS

8.1. Risk Factors. Lender acknowledges, agrees, and represents that it has reviewed the Risk Factors attached to this Loan Agreement as Attachment A in its entirety, including the following risk factors:

(a) Borrower is restating all of its financial statements from 2022 through the present; there are no reliable financial statements for Lender to review.

(b) Borrower has not filed certain periodic reports with the SEC and current financial information may not be available.

(c) Borrower faces an increased risk of delisting from The Nasdaq Stock Market (“Nasdaq”).

(d) Borrower is involved in several pending litigation matters which are expensive and may not be resolved in Borrower’s favor, resulting in additional costs and judgments.

(e) Borrower is in default of certain contractual obligations and may be subject to claims by creditors.

(f) Borrower is in a state of extreme financial distress from which it may be unable to recover in which case it would have to file bankruptcy or go out of business if it cannot afford bankruptcy proceedings.

(g) Borrower may be unable to fulfill its obligations under the Loan Agreement.

(h) Borrower has pledged 100% of the securities in Vestand Korea as collateral for a loan with another lender.

Lender agrees that it has received all the information it considers necessary or appropriate for deciding whether to enter into this Loan Agreement. Lender further represents that it has reviewed Borrower’s SEC Documents, including risk disclosures contained therein, and has had an opportunity to ask questions and receive answers from Borrower regarding its business and prospects.

8.2. Modifications. The Loan Documents may be amended, changed, or modified only as may be agreed in writing by Borrower and the Lender from time to time.

8.3. Binding Effect. The Loan Documents shall be binding on the parties and their successors and assigns. The rights and benefits of any party under the Loan Documents may not be assigned without the prior written consent of the other party, which consent may be granted or withheld in such other party’s sole and absolute discretion.

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8.4. Entire Agreement. The Loan Documents embody the entire agreement of the parties relating to the Loan. There are no promises, terms, conditions, obligations, or warranties other than those contained in the Loan Documents. The Loan Documents supersede all prior communications, representations, or agreements, verbal or written, between the parties relating to the Loan; provided, however, except as explicitly stated herein, nothing contained in this Loan Agreement shall, or shall be deemed to, have any effect, waive, alter, modify, or amend in any respect the Transaction Documents, including the Financing Agreement and the Securities Purchase Agreement contemplated therein.

8.5. Governing Law. The validity, meaning, enforceability, and effect of the Loan Documents and the rights and liabilities of the parties shall be determined in accordance with the laws of the State of California. All parties acknowledge and hereby stipulate for the purpose of any future proceedings that the Loan Documents and all subsequent writings or documents relating or pertaining thereto are to be considered for all purposes, including, but not limited to, choice of law determinations, to have been executed and delivered by all parties within the actual geographic boundaries of California, even if such loan documents were, in fact, executed and delivered elsewhere.

8.6. Incorporation by Reference. All documents, instruments, attachments, exhibits, and other writings executed with, referred to in, or attached to this Loan Agreement are incorporated by reference into this Loan Agreement and are made a part of this Loan Agreement as if fully set out herein. This Loan Agreement, before such incorporation, controls in the event of any conflict with the terms of the Loan Documents.

8.7. Jurisdiction and Venue. Borrower consents to the venue and jurisdiction of any court, state or federal, located in Orange County, California. Borrower agrees that any action, proceeding, or other matter arising directly or indirectly under this Loan Agreement may be brought by Lender in its sole discretion in any such court. Borrower agrees to that venue for any action, proceeding, or other matter properly placed in any such court located in Orange County, California. Borrower consents and agrees that any service of process may be made on Borrower wherever Borrower can be located or by certified mail directed to Borrower at Borrower’s address set forth in Section 8.8 (with a copy to Borrower’s counsel at the most recent notice address). This provision is permissive, not mandatory, and Lender reserves the right to bring any action, proceeding, or other matter arising directly or indirectly under this Loan Agreement against Borrower wherever either the Borrower or its properties might be found or might otherwise be subject to jurisdiction.

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8.8. Notices. Any notice under the Loan Documents shall be in writing, without implying the obligation to provide such notice. Any notice to be given or document to be delivered under the Loan Documents shall be deemed to have been duly received on: (a) delivery, if delivered in person or by any expedited delivery service that provides proof of delivery; (b) electronically with confirmed receipt; or (c) the fifth Business Day after mailing, if mailed by certified mail, return receipt requested, postage prepaid, addressed to the Lender or Borrower at the appropriate addresses. The addresses for notices are those set forth below or such other addresses as may be hereafter specified by written notice by the parties:

If to Borrower:	Vestand Inc.
104 Apple Blossom Cir.
Brea, CA 92821
Attn: Jiwon Kim, CEO
Email: jw@vestand.com

If to Lender:	MIN GAN ZHE INVESTMENT LIMITED
OFFICE 23, 5/f BEVERLEY COMMERCIAL CENTRE 87-105 CHATHAM ROAD SOUTH TSIM SHA TSUI, HONG KONG
Attn: ALEX AI
Email: 516618679@qq.com

If to Vestand Korea:	Vestand Korea Co., Ltd
Unit 1232, 12th Floor, 704 Seolleung-ro, Gangnam-gu, Seoul,
Republic of Korea (Cheongdam-dong, Cheongdam Building)
Attn: Jiwon Kim
Email: jw@vestand.com

8.9. Relationship of the Parties. Neither the Lender nor Borrower shall be deemed a partner, joint venturer, agent, or related entity of the other by reason of the Loan Documents.

8.10. Severability. If a court of competent jurisdiction finds any term or provision of this Loan Agreement, or the application thereof to any person or circumstance, to be invalid, void, or unenforceable to any extent, (a) such court may amend and/or interpret such term or provision so that it will be valid to the fullest extent possible under law; and (b) the remaining provisions of this Loan Agreement and any application thereof shall continue in full force and effect without being impaired or invalidated in any way.

8.11. Time. Time is of the essence under this Loan Agreement.

8.12. Usury. Borrower and the Lender intend to comply with applicable usury laws. Accordingly, notwithstanding any provision in this Loan Agreement or in any other Loan Document to the contrary, neither this Loan Agreement nor any other Loan Document shall require the payment, or permit the collection, of interest in excess of the maximum amount permitted by law. If compliance with this Loan Agreement or any other Loan Document would result in a violation of applicable usury law, the amount of the payment obligation imposed by this Loan Agreement or any other Loan Document shall be reduced to the maximum amount permitted by law.

8.13. Waivers. The Lender may at any time or from time to time waive all or any rights under any of the Loan Documents, but any waiver or indulgence at any time or from time to time shall not constitute, unless specifically so expressed by the Lender in writing, a future waiver by the Lender of performance by Borrower.

8.14. Counterparts. This Loan Agreement may be executed in multiple counterparts, all of which together shall constitute one instrument.

8.15. Attorneys’ Fees. In the event any party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Loan Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys’ fees, as may be fixed by the court.

8.16. Conflict Waiver. Lender hereby acknowledges that Kreditor Bolduc Risbrough LLP (the “Firm”) represents the Borrower with various legal matters and does not represent Lender in connection with this Loan Agreement or the contemplated transaction nor in any other respect. Lender further acknowledges that the Firm has drafted this Loan Agreement. Lender has been given the opportunity to consult with counsel of its choice regarding its rights under this Loan Agreement. Lender hereby waives any action it may have against the Firm regarding any conflict of interest.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, Borrower, Lender, and Vestand Korea have executed this Loan Agreement as of the Effective Date.

LENDER:
MIN GAN ZHE INVESTMENT LIMITED,
A Hong Kong corporation

/s/ Alex AI
By: Alex AI
Its: Director

BORROWER:
VESTAND INC.,
a Delaware corporation

/s/ Jiwon Kim
By: Jiwon Kim
Its: Chief Executive Officer

VESTAND KOREA:
VESTAND KOREA CO., LTD

/s/ Jiwon Kim
By: Jiwon Kim
Its: Director

[Signature Page to Loan Agreement]

ATTACHMENT A

RISK FACTORS

Borrower faces many risks. A summary of the current most prevailing risks follows. However, there are additional risks in existence, both known and unknown. Lender should read the entire Risk Factors section contained in the Borrower’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”) filed with the U.S. Securities and Exchange Commission (the “SEC”) which is incorporated herein by reference and available at www.SEC.gov.

Please note that additional risks and uncertainties that are not presently known or that the Borrower currently deems immaterial may also impair the Borrower’s operations, including risks and uncertainties generally applicable to companies that are involved in the Borrower’s industry. If any of the following risks actually occur, they could materially adversely affect the Borrower’s ability to fulfill its obligations in the Loan Agreement, the Borrower’s business, financial condition, or operating results.

Borrower has recently changed its business model and may not successfully implement its new business strategy.

The Borrower has transitioned its business from operating restaurants, as described in its Annual Report and other filings with the SEC, to a global investment platform integrating traditional real-world assets with next-generation crypto treasury strategies. This change represents a significant shift in the Borrower’s operations, business model, management focus, and risk profile. The Borrower’s success in implementing this new strategy is subject to numerous uncertainties, including market acceptance, regulatory developments, operational execution, availability of capital, and the Borrower’s ability to identify and manage suitable investment opportunities. Lender should consider that the Borrower has limited operating history in its new line of business, and there can be no assurance that the Borrower will successfully execute its new strategy or achieve profitability.

Borrower is restating all of its financial statements from 2022 through the present; there are no reliable financial statements for Lender to review.

The Borrower is currently undergoing a restatement of its previously issued financial statements, as disclosed in Current Reports on Form 8-K filed with the SEC on October 31, 2025. The restatement process may require significant management attention and resources and may expose the Borrower to additional risks and uncertainties, including regulatory scrutiny, litigation risk, reputational harm, increased professional fees and expenses, and potential impacts on the Borrower’s internal controls over financial reporting. In addition, the restated financial statements may differ materially from previously reported results, which could adversely affect investor confidence, the trading price of the Borrower’s securities, the Borrower’s ability to access capital markets, and its continued compliance with applicable Nasdaq listing requirements. There are also no reliable financial statements for Lender to review.

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Borrower has not filed certain periodic reports with the SEC and current financial information may not be available.

The Borrower has not filed its Quarterly Reports for the period ended September 30, 2025 and March 31, 2026, or its Annual Report for the year ended December 31, 2025 (the “Periodic Reports”), each of which is currently due to be filed with the SEC. As a result, there is limited publicly available financial and operational information regarding the Borrower for Lender to evaluate. Lender may therefore be unable to assess the Borrower’s current financial condition, results of operations, liquidity, or business prospects based on complete and up-to-date SEC disclosures. The failure to timely file such reports may also subject the Borrower to regulatory consequences, adversely affect investor confidence, impair the Borrower’s ability to access capital markets, and negatively impact the trading market and listing status of the Borrower’s securities. Additionally, The Borrower may not be able to prepare and file all of its delinquent reports and may have its registration revoked by the SEC, meaning there will be limited or no information publicly available about the Borrower in the future.

Borrower faces delisting from Nasdaq.

The Borrower has received delinquency notification letters from Nasdaq regarding its failure to timely file the Periodic Reports with the SEC and to maintain a minimum bid price of $1.00 as required by Nasdaq Listing Rules, which are disclosed in the Borrower’s Current Reports on Form 8-K filed with the SEC on December 2 and 17, 2025, and on April 29, 2026. The Borrower has received a Staff Delisting Determination from Nasdaq (the “Delisting Determination”) as a result of failure to file the Periodic Reports, and delisting is scheduled to occur on or about May 28, 2026, unless the Borrower files an appeal. The Borrower plans to file an appeal but there can be no assurance that the Borrower will be able to file the appeal in a timely manner nor that the appeal will be granted by Nasdaq.

The Borrower’s securities may be delisted from Nasdaq if the Borrower fails to regain compliance within the applicable compliance periods, fails to satisfy the terms of any accepted plan of compliance, or if a requested hearing or appeal is not granted or is unsuccessful. A delisting from Nasdaq could materially and adversely affect the liquidity, market price, and trading volume of the Borrower’s securities, reduce investor confidence, limit the Borrower’s access to capital markets, and result in the Borrower’s securities being quoted on an over-the-counter market, which is generally associated with reduced liquidity, pricing, and volume than the Nasdaq.

Additionally, the Borrower plans to implement a reverse stock split upon shareholder approval to increase its bid price in order to regain compliance with the Nasdaq minimum bid price requirement. However, there can be no assurance that the market price of the common stock will, in fact, increase as a result of the reverse stock split. Additionally, the liquidity of the common stock may be affected adversely by the planned reverse stock split given the reduced number of shares of common stock that will be outstanding following the reverse stock split.

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Borrower is involved in several pending litigation matters which are expensive and may not be resolved in the Borrower’s favor, resulting in additional costs and judgments.

The Borrower is involved in several pending litigation matters. These proceedings may require substantial management attention, result in significant legal and professional expenses, and create operational and reputational risks for the Borrower. In addition, the outcome of such proceedings is inherently uncertain, and any adverse findings, inability to recover assets, or additional claims could materially and adversely affect the Borrower’s business, financial condition, results of operations, internal controls, and investor confidence.

Borrower is in default of certain contractual obligations and may be subject to claims by creditors.

The Borrower is in default under certain of its contractual obligations. As a result, the Borrower may be subject to claims, demands, enforcement actions, or litigation by one or more of its creditors. Any such actions could result in the acceleration of outstanding obligations, additional liabilities, increased costs, restrictions on the Borrower’s operations, and material adverse effects on the Borrower’s financial condition, liquidity, and ability to continue as a going concern.

Borrower will require additional financing, which may not be available on acceptable terms or at all.

The Borrower will require additional capital to fund its operations. There can be no assurance that the Borrower will be able to obtain additional financing when needed, or that such financing will be available on commercially reasonable terms, if at all. Any inability to raise sufficient capital could require the Borrower to curtail or cease operations, delay or abandon its business plans, or otherwise materially and adversely affect its financial condition and prospects.

Borrower is in a state of extreme financial distress from which it may be unable to recover in which case it would have to file bankruptcy or go out of business if it cannot afford bankruptcy proceedings.

The Borrower is experiencing significant financial distress and there can be no assurance that it will be able to successfully stabilize its financial condition or continue as a going concern. In the event the Borrower is unable to improve its financial position or obtain necessary financing, it may be required to cease operations, liquidate assets, or seek protection under applicable bankruptcy laws. However, there can be no assurance that the Borrower would have sufficient resources to pursue or complete any restructuring or bankruptcy proceedings, or that any such process would result in any recovery for its investors.

Borrower may be unable to fulfill its obligations under the Loan Agreement.

The Borrower’s ability to satisfy its payment and other obligations under the Loan Agreement will depend on, among other things, its future operating performance, financial condition, cash flow, access to financing, and overall market and economic conditions, many of which are beyond the Borrower’s control. Given the Borrower’s current financial, operational, and regulatory challenges, there can be no assurance that the Borrower will generate sufficient revenues or obtain adequate financing to timely satisfy its obligations under the Loan Agreement. Any failure by the Borrower to perform its obligations under the Loan Agreement could result in an Event of Default, additional liabilities, litigation, or reputational harm for the Borrower.

Borrower has pledged 100% of the securities in Vestand Korea as collateral for a loan with another lender.

The Borrower has previously pledged 100% of the equity securities held by the Borrower in Vestand Korea as collateral in connection with a separate financing transaction with another lender. Although the collateral securing the loan from the Lender consists of a loan receivable owing to the Borrower from Vestand Korea, any enforcement action or claims against the pledged equity securities of Vestand Korea by the other lender could adversely affect Vestand Korea’s operations, financial condition, and ability to repay the loan receivable pledged as collateral under the Loan Agreement.

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